Exhibit 99.1

EagleNXT Reports Third Quarter Fiscal Year 2025 Financial Results and Highlights Key Operational Developments

Financial performance highlighted by $1.4 million increase in drone revenue and continued

operational discipline

WICHITA, Kan. November 17, 2025 – AgEagle Aerial Systems Inc. (dba, EagleNXT) (the “Company” or “EagleNXT”) (NYSE: UAVS) a leading provider of full stack drone, sensors and software solutions for customers worldwide in the commercial and government verticals, announces its financial results for the third quarter ended September 30, 2025. The Company also outlined progress across key commercial initiatives and how its recent financing enhances its ability to execute on near-term growth opportunities across global defense, public safety, and environmental markets.

Financial Highlights

●	Drone revenue for the nine months ended September 30, 2025, increased by $1.38 million to $6.03 million, compared to $4.64 million for the same period in 2024, driven by strengthening demand in defense, public-safety, and environmental applications.
●	Operating expenses were $3.91 million, up 12.0% year-over-year, driven by increased investment in R&D, and sales initiatives, and consulting services to support camera-segment growth
●	Cash at September 30, 2025, was $16.63 million, up 360% from $3.61 million at December 31, 2024, primarily reflecting net proceeds from preferred stock issuances and warrant exercises

For complete detail, investors are encouraged to review EagleNXT’s Quarterly Report on Form 10-Q, which can be accessed through the SEC’s website at: www.sec.gov.

EagleNXT CEO Bill Irby commented, “This quarter underscored both the progress we have made and the key focus areas where we` continue to execute as we align our cost structure, commercial priorities, and operational resources. With the support of our recent financing, we are better equipped to execute with discipline; strengthen production readiness; and advance priority customer programs as we expand our global footprint across all markets with a growing focus on the burgeoning U.S. defense market. As we position the Company for 2026, we remain committed to leveraging our capital with discipline to support a robust growth strategy and to drive long-term value creation for all stakeholders.”

Operational and Commercial Highlights

During the quarter, EagleNXT advanced several initiatives that reinforce its position in the rapidly expanding defense and public-safety drone market:

●	Achieved several high-profile defense and public-safety sales, continuing to build on the Company’s reputation as a trusted provider of advanced unmanned systems for military and government customers
●	Expanded distributor partnerships worldwide, broadening access to high-priority markets and strengthening alignment with regional defense integrators
●	Enhanced collaboration with Tough Stump Technologies and other U.S. defense stakeholders, improving mission-specific integration and customer adoption pathways
●	Introduced the RedEdge-P Triple and generated initial customer engagement, establishing an early foothold for this next-generation multispectral system across agriculture, conservation, and environmental monitoring markets

Defense Procurement Activity and Pipeline Development

This quarter, EagleNXT submitted multiple quotes through four prime defense contractors to the U.S. Defense Logistics Agency (DLA) for its eBee TAC and eBee Vision platforms. These quotes remain valid through January 2027 and leverage the U.S. Government’s Simplified Acquisition Threshold, a procurement mechanism designed to accelerate contracting cycles from months to days.

Management believes these submissions position EagleNXT to compete effectively in the growing U.S. military drone procurement cycle, where volume demand is expected to increase meaningfully in 2026. Several opportunities are progressing toward the purchase-order stage, with broader U.S. government activity resuming and increased agency engagement.

Strengthened Balance Sheet Supports Growth Execution

The Company emphasized that its recently completed financing enhances financial flexibility and supports execution of its near-term strategic priorities, including:

●	Scaling production capacity in anticipation of increased defense demand
●	Supporting distributor and integrator partnerships across the U.S. and allied markets
●	Advancing the commercialization of new sensor technologies, including the RedEdge-P Triple
●	Pursuing late-stage defense and public-safety opportunities both domestically and internationally

“As we look ahead, our priority is to ensure that execution keeps pace with the opportunities ahead. We are strategically focused, and the strengthened balance sheet enables us to operate with greater clarity, expand in key markets, meet customer requirements more efficiently, and support the commercialization pathways that matter most to our partners. We believe this focus will help EagleNXT convert pipeline activity into durable, revenue-generating programs,” Irby concluded.

For more information about the full suite of EagleNXT UAS solutions, or to schedule a demo, visit EagleNXT.com or contact the EagleNXT Media Relations team.

About EagleNXT

EagleNXT is a leading developer of high-performance drones, advanced sensors, and intelligent software solutions that deliver critical aerial intelligence to customers around the world. With more than one million flights conducted globally, EagleNXT’s platforms are trusted across defense, public safety, agriculture, infrastructure, and environmental monitoring applications. The Company’s drone systems have achieved multiple industry firsts, including FAA approvals for Operations Over People (OOP) and Beyond Visual Line of Sight (BVLOS), as well as EASA C2 certification in Europe and inclusion on the U.S. Department of Defense’s Blue UAS list. EagleNXT’s sensors are integrated on more than 150 different drone models and are used in over 100 research publications worldwide, reinforcing its leadership in precision agriculture, surveying, and environmental sustainability initiatives.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on AgEagle’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the timing and fulfilment of current and future purchase orders relating to AgEagle’s products, the success of new programs and software updates, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of AgEagle in general, see the risk disclosures in the Annual Report on Form 10-K of AgEagle for the year ended December 31, 2024, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by AgEagle. All such forward-looking statements speak only as of the date they are made, and AgEagle undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Media Contact

Andy Woodward

+1 (469) 451-2344

Andy.woodward@EagleNXT.com

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Investor Relations

Email: UAVS@EagleNXT.com